Exhibit 99.1

Joint Filer Information

	Name of Joint Filer:	Bilcar FT, LLC

	Address of Joint Filer:	c/o
1701 Village Center Circle,
Las Vegas, NV, 89134

	Relationship of Joint Filer to Issuer:	10% Owner

	Issuer Name and Ticker or Trading Symbol:	Foley Trasimene Acquisition Corp. [WPF]

Date of Event Requiring Statement
	(Month/Day/Year):	May 26, 2020

	Designated Filer:	Foley Trasimene Acquisition Corp.

Signature:

By:	/s/ Michael L. Gravelle,
Attorney-in-Fact for Bilcar FT, LLC

Dated: May 26, 2020

Joint Filer Information

(continued)

	Name of Joint Filer:	William P. Foley, II

	Address of Joint Filer:	c/o
1701 Village Center Circle,
Las Vegas, NV, 89134

	Relationship of Joint Filer to Issuer:	10% Owner, Director

	Issuer Name and Ticker or Trading Symbol:	Foley Trasimene Acquisition Corp. [WPF]

Date of Event Requiring Statement
	(Month/Day/Year):	May 26, 2020

	Designated Filer:	Foley Trasimene Acquisition Corp.

Signature:

By:	/s/ Michael L. Gravelle,
Attorney-in-Fact for William P. Foley, II

Dated: May 26, 2020